UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RESEARCH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	11-3797644 (I.R.S. Employer Identification No.)
10624 S. Eastern Ave., Ste. A-614, Henderson, NV (Address of Principal Executive Offices)	89052 (Zip Code)

Research Solutions, Inc. 2017 Omnibus Incentive Plan

(Full title of the plan)

Alan Urban, Chief Financial Officer

Research Solutions, Inc.

10624 S. Eastern Ave., Ste. A-614

Henderson, NV 89052

(Name and address of agent for service)

(310) 477-0354

(Telephone number, including area code, of agent for service)

Copies to:

Louis Wharton, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$2.15	$2,150,000.00	$234.57

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $2.15, the average of the high and low reported prices of the Registrant's common stock on The NASDAQ Stock Market LLC’s Nasdaq Capital Market on November 18, 2020.

Explanatory Note

This Registration Statement on Form S-8 is filed by Research Solutions, Inc., a Nevada corporation (the “Registrant”), relating to 1,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Research Solutions, Inc. 2017 Omnibus Incentive Plan, as amended (the “Plan”), which Common Stock is in addition to the 1,874,513 shares of Common Stock registered on the Registrant’s Form S-8 filed on December 8, 2017 (Registration No. 333-221963), and the 500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on November 26, 2019 (Registration No. 333-235261) (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the Commission on September 24, 2020 (File No. 001-39256);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the Commission on November 12, 2020 (File No. 001-39256);

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on September 2, 2020 (File No. 001-39256);

•	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 19, 2020 (File No. 001-39256); and

•	The description of the Registrant’s common stock as set forth in its registration statement on Form S-1 (File No. 333-148392), as originally filed on Form SB-2 with the Commission on December 28, 2007, and as amended on Form S-1 on February 27, 2008 and March 21, 2008, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, the following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of the Registrant. Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-148392) filed with the Commission on December 28, 2007.
4.2	Articles of Merger Effective March 4, 2013. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-53501) filed on March 6, 2013.
4.3	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 000-53501) filed on October 17, 2012.
5.1	Opinion of Legal Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1	Research Solutions, Inc. 2017 Omnibus Incentive Plan. Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-53501) filed with the Commission on September 26, 2017.
99.2	Amendment No. 1 to Research Solutions, Inc. 2017 Omnibus Incentive Plan. Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-53501) filed with the Commission on September 20, 2019.
99.3	Amendment No. 2 to Research Solutions, Inc. 2017 Omnibus Incentive Plan. Incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-39256) filed with the Commission on September 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on November 20, 2020.

RESEARCH SOLUTIONS, INC.
(Registrant)

By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Peter Derycz and Alan Urban as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Derycz	Chief Executive Officer and President	November 20, 2020
Peter Derycz	(Principal Executive Officer)

/s/ Alan Urban	Chief Financial Officer and Secretary	November 20, 2020
Alan Urban	(Principal Financial & Accounting Officer)

/s/ Chad J. Cooper	Director	November 20, 2020
Chad J. Cooper

/s/ Merrill McPeak	Director	November 20, 2020
Merrill McPeak

/s/ Roy W. Olivier	Director	November 20, 2020
Roy W. Olivier

/s/ John Regazzi	Chairman of the Board	November 20, 2020
John Regazzi